EXHIBIT 4.1

SUPERVALU INC.

Officers’ Certificate and Authentication Order
For 7½% Notes due 2012

Pursuant to the Indenture dated as of July 1, 1987 between SUPERVALU INC. (the “Company”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999 (as so supplemented, the “Indenture”) and resolutions adopted by the Board of Directors of the Company on June 30, 1999, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture and to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture.

Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A.    Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

1.    The series of Securities hereby being authorized shall bear the title “7½% Notes due 2012” (referred to herein as the “Debt Securities”).

2.    The aggregate principal amount of Debt Securities shall be limited to $300,000,000 (except as noted in Sections 303, 304, 305, 306, 906 or 1107 of the Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Debt Securities, “reopen” this series of Debt Securities so as to increase the aggregate principal amount of Debt Securities Outstanding in compliance with the procedures set forth in the Indenture, including Sections 301 and 303 thereof, so long as any such additional Debt Securities have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Debt Securities then Outstanding.

3.    The Debt Securities shall be issued only as Registered Securities. The Debt Securities shall not be issued in temporary global form. The Debt Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee (each Debt Security represented by a Global Security being herein referred to as a “Book-Entry Debt Security”). The Depositary with respect to such Global Securities shall be The Depository Trust Company. The circumstances under which a Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee shall be as provided in Section 305 of the Indenture.

4.    The principal of the Debt Securities shall bear interest at the rate of 7½% per annum from May 16, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on May 15 and November 15 (each, an “Interest Payment Date”) in each year, commencing November 15, 2002 to the Persons in whose names the Debt Securities (or one or more Predecessor Debt Securities) are registered at the close of business on the May 1 or November 1 immediately preceding such Interest Payment Dates (each a “Regular Record Date”) regardless of whether such Regular Record Date is a Business Day. Any overdue principal of and premium, if any, on the Debt Securities and any overdue installment of interest on the Debt Securities shall, to the extent permitted by law, bear interest at the rate of 7½% per annum. Interest on the Debt Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.

5.     The principal of each Debt Security shall be due and payable on May 15, 2012.

6.     The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Debt Securities, and the place where the principal of and premium, if any, and interest on the Debt Securities shall be payable, where Debt Securities may be surrendered for registration of transfer and exchange, and where notices and, if other than in the manner provided in Section 105 of the Indenture, demands to or upon the Company in respect of the Debt Securities may be served, shall be the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, which initially shall be the office of the Trustee located at Four Albany Street, New York, New York, 10006, Attention: Corporate Trust Services. Payment of principal of and interest on each Book-Entry Debt Security represented by a Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Debt Securities represented thereby for all purposes under the Indenture.

7.     The Debt Securities are subject to redemption at the option of the Company as provided in the form of Debt Security attached hereto as Exhibit A and in the Indenture.

8.     The Company shall not have any obligation to redeem or purchase any Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof.

9.     The Company shall not pay any additional amounts on Debt Securities held by a Person who is a United States Alien in respect of any tax, assessment or governmental charge withheld or deducted.

10.     The Debt Securities shall have such other terms and provisions as are set forth in the form of Debt Security attached hereto as Exhibit A (all of which incorporated by reference in and make a part of this Certificate as if set forth in full at this place).

B.    Establishment of Form of Debt Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Debt Securities shall be substantially in the form attached as Exhibit A hereto.

C.    Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Debt Security in the aggregate principal amount of $300,000,000 registered in the name of Cede & Co., which Debt Security has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Debt Security to or upon the order of Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc. on May 16, 2002.

Pursuant to Section 102 of the Indenture, the undersigned certify as follows: (i) each of the undersigned has read Sections 201, 301 and 303 of the Indenture, including the definitions related thereto, as well as such other instruments, agreements and other documents and records, as the undersigned has deemed necessary or appropriate to certify as to the matters set forth herein; (ii) in the opinion of each of the undersigned, each of the undersigned has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the authentication and delivery of the Notes have been complied with; and (iii) in the opinion of each of the undersigned, all conditions precedent referred to in clause (ii) above have been complied with.

D.    IN WITNESS WHEREOF, on behalf of the Company we have hereunto signed our names.

Dated: May 15, 2002

SUPERVALU INC. By /s/ Pamela K. Knous Pamela K. Knous Executive Vice President and Chief Financial Officer

By /s/ Sherry M. Smith Sherry M. Smith Senior Vice President, Finance and Treasurer

REGISTERED NO.	REGISTERED
PRINCIPAL
CUSIP NO. 868536AR4	AMOUNT:

SUPERVALU INC.

7½% Notes due 2012

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC, as Depositary for this series of Securities (the “Depositary”), or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

SUPERVALU INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of three hundred million United States Dollars ($300,000,000) on May 15, 2012, and to pay interest thereon from May 16, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year, commencing on November 15, 2002 at the rate of 7½% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7½% per annum on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on any Security of this series (that is not a Global Security) will be made at the office or agency of the Company maintained for that purpose in The City of New York. Payment of principal of and interest on any Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security for all purposes under the Indenture.

Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts.

Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

SUPERVALU INC.
By
Name: Title:

Attest:
Name: Title: Dated: May 16, 2002

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee By Authorized Signature

SUPERVALU INC.

7½% Notes due 2012

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 1, 1987, as amended and supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999 (the Indenture, as so amended and supplemented, being herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, limited in aggregate principal amount to U.S. $300,000,000; provided that the aggregate principal amount of the Securities of this series which may be Outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the Indenture.

The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. The Securities of this series may be issued, in whole or in part, in the form of one or more Global Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee. As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, certain additional limitations) therein set forth, Securities of this series issued in definitive registered form are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest hereon shall be computed on the basis of a 360–day year of twelve 30–day months.

Any payment on this Security due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date.

The Company shall have the right to redeem the Securities of this series, in whole at any time or from time to time in part, at the option of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities of this series to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on the

Securities of this series to be redeemed discounted to the applicable Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30–day months) at a rate per annum equal to the sum of the Treasury Rate plus 35 basis points plus, in either case, accrued interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on Securities of this series whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of those Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of the Indenture.

“Treasury Rate” means, for any Redemption Date with respect to the Securities of this series, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Comparable Treasury Issue” means, with respect to any Redemption Date for the Securities of this series, the United States Treasury security, selected by a Reference Treasury Dealer appointed by the Company, as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Securities.

“Comparable Treasury Price” means, for any Redemption Date with respect to the Securities of this series, (1) the average of the four Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of those Reference Treasury Dealer Quotations or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations actually obtained by the Trustee.

“Reference Treasury Dealer” means each of Banc One Capital Markets, Inc. and JP Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date for the Securities of this series, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date. As used in this paragraph, the term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Remaining Scheduled Payments” means, for each Security of this series to be redeemed, the remaining scheduled payments of principal of and interest on that Security that would be due after the related Redemption Date but for that redemption; provided that if that Redemption Date is not an Interest Payment Date with respect to that Security, the amount of the next succeeding scheduled interest payment on that Security will be reduced by the amount of interest accrued on that Security to that Redemption Date.

Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, the limitations set forth on the first page hereof) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	_____	Custodian	______
	(Cust)		(Minor)
	under the Uniform Gifts to Minors Act			________________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto __________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee "medallion" program pursuant to Commission Rule 17Ad-15.